Exhibit 99.1

Investor Relations Contact: Brian Ritchie – FTI Consulting 212-850-5683 brian.ritchie@fticonsulting.com
Media Contact: Irma Gomez-Dib – FTI Consulting 212-850-5761 irma.gomez-dib@fticonsulting.com
Press Release

INSMED ANNOUNCES PLANNED DEPARTURE OF CHIEF FINANCIAL OFFICER

Monmouth Junction, N.J. – July 30, 2012 - - Insmed Incorporated (Nasdaq CM: INSM), a biopharmaceutical company focused on developing inhaled therapeutics for serious diseases of the lung, today announced that the Company’s Executive Vice President & Chief Financial Officer, Kevin Tully, will be leaving the Company when his current contract expires on December 1, 2012 due to family reasons.  Insmed has begun its search to identify candidates to replace Mr. Tully in the CFO role.

“I would like to thank Kevin for his considerable contributions to Insmed in the 11 years he has spent with the Company,” said Timothy Whitten, Insmed’s President and Chief Executive Officer. “He was instrumental in enabling the successful combination of Insmed and Transave, as well completing a number of other critical initiatives during his tenure.  We wish him well in all his future endeavours.”

About Insmed

Insmed Incorporated is a biopharmaceutical company focused on the development of innovative inhaled pharmaceuticals for the site-specific treatment of serious lung diseases.  Insmed's primary focus is on the development of inhaled antibiotic therapy delivered via proprietary advanced liposomal pulmonary technology in areas of high unmet need.  For more information, please visit http://www.insmed.com.

Forward-Looking Statements

This release contains forward-looking statements which are made pursuant to provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such statements in this release, including statements relating to Mr. Tully’s departure and the search for his replacement constitute forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements. The risks and uncertainties include, without limitation, delays in our ability to find a replacement for Mr. Tully.  Investors are cautioned not to place undue reliance on any forward-looking statements which speak only as of the date of this release.  We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.